SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, DC  20549




                            FORM 8-K

                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934



Date of report (Date of earliest event reported):  March 30, 1998

                         ALPHARMA INC.

       (Exact Name of Registrant as Specified in Charter)


      Delaware               1-8593              22-2095212
  (State or Other
  Jurisdiction of       (Commission File      (I.R.S. Employer
   Incorporation)           Number)            Identification
                                                  Number)


One Executive Drive   Fort Lee, New Jersey                  07024

(Address of Principal Executive Offices)               (Zip code)


Registrant's telephone number, including area code: 201) 947-7774


                         Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Items  5  and  9.  Other  Events and Sales of  Equity  Securities
Pursuant to Regulation S.

     On March 30, 1998, the Registrant issued an aggregate of $125,000,000 principal amount of 5 3/4% Convertible Subordinated Notes due 2005 ("Notes") in transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). Of such amount, Notes in the principal amount of $121,650,000 were issued pursuant to Rule 144A under the Securities Act and Notes in the principal amount of $3,350,000 were issued pursuant to Regulation S under the Securities Act. The Notes were initially sold to SBC Warburg Dillon Read Inc., CIBC Oppenheimer and Cowen & Company and were subsequently offered and sold only to (i) "Qualified Institutional Buyers" (as defined in Rule 144A) in compliance with Rule 144A and (ii) outside the United States to certain persons in offshore transactions in reliance on Regulation S. The total offering price of the Notes was $125,000,000, and the total discounts to the initial purchasers was $3,750,000.

     The Notes are convertible at any time prior to maturity, unless previously redeemed or repurchased, into shares of the Registrant's Class A Common Stock (the "Class A Common Stock") at a conversion price of $28.59375 per share. The Notes bear interest at a rate of 5 3/4% per annum, payable semiannually, and are not redeemable at the option of the Registrant for three years.

     Concurrently with the issuance of the Notes, the Registrant issued a convertible subordinated note in the principal amount of $67,850,000 (the "Industrier Note") to A.L. Industrier A.S. ("Industrier"), the controlling stockholder of the Registrant. The Industrier Note was issued at par for cash, and no discounts or commissions were paid to any person in connection therewith. The Registrant issued the Industrier Note in reliance on Section 4(2) of and Regulation S under the Securities Act. The Industrier Note has substantially the same terms (including interest rate, conversion price and maturity date) as, and ranks pari passu with, the Notes, except that the Industrier Note, so long as it is held by Industrier or any other affiliate of the Registrant, is not convertible at the holder's discretion but instead will automatically be converted into Class B Common Stock, par value $0.20 per share (the "Class B Common Stock," and together with the Class A Common Stock, the "Common Stock"), if at least 75% of the Notes are converted into Class A Common Stock by the holders thereof. The Industrier Note is exchangeable, in whole or in part, into Notes at any time after October 31, 1999 at the option of Industrier. Industrier has agreed not to sell the Industrier Note or any Common Stock until after October 31, 1999.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits.


            Exhibit No.     Exhibit Description

            1.1 Purchase Agreement, dated as of March 25, 1998, by and among the Registrant, SBC Warburg Dillon Read Inc., CIBC Oppenheimer Corp. and Cowen & Company.

            1.2 Note Purchase Agreement dated March 5, 1998 and Amendment No. 1 thereto dated March 25, 1998, by and between the Registrant and A.L. Industrier A.S.

            4.1 Indenture, dated as of March 30, 1998, by and among the Registrant and First Union National Bank, as trustee, with respect to the 5_% Convertible Subordinated Notes due 2005.

            4.2 Registration Rights Agreement, dated as of March 25, 1998, by and among the Registrant, SBC Warburg Dillon Read Inc., CIBC Oppenheimer Corp. and Cowen & Company.

            4.3             Form  of  5_ Convertible  (Class  B)
                            Subordinated Note due 2005.

                           SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ALPHARMA INC.



                                   By:  /s/ Jeffrey E. Smith
                                        Jeffrey E. Smith
                                        Executive Vice President
                                        and Chief Financial
                                        Officer

Date:  April 10, 1998